Exhibit 99.1

TerraForm Global Reports 3Q 2017 Financial Results and Files Form 10-Q

BETHESDA, Md., November 8, 2017 (GLOBENEWSWIRE) -- TerraForm Global, Inc. (Nasdaq: GLBL) (“TerraForm Global” or the “Company”), a global owner and operator of clean energy power plants, today reported third quarter 2017 financial results and filed its Form 10-Q for the quarter ended September 30, 2017 with the Securities and Exchange Commission. The Form 10-Q is available on the Investors section of TerraForm Global’s website at www.terraformglobal.com.

3Q 2017 Results: Key Metrics

	3Q 2017	3Q 2016	% change YoY
Revenue, net ($M)	$67	$ 55	22%
Net Income / (Loss) ($M)	($37)	($18)	n/a

MW (net economic ownership) at end of period	919	916	0.3%
Capacity Factor	32.7%	28.6%	+410 bps
MWh (000s)	714	624	14%
Adjusted Revenue / MWh	$95	$89	7%
Adjusted Revenue ($M)	$68	$55	23%
Adjusted EBITDA ($M)	$47	$39	20%
Adjusted EBITDA margin	69.6%	71.1%	-150 bps
CAFD ($M)	($3)	($13)	n/a

Unrestricted cash at end of period ($M)	$632	$691	(8%)

Investor Conference Call

We will host an investor conference call and webcast to discuss our 3Q 2017 results.

Date:            Tuesday, November 14, 2017
Time:             4:30 pm ET
US Toll-Free #:         (844) 707-0667
International #:         (703) 639-1221
Code:             8983539
Webcast:         https://edge.media-server.com/m6/p/554xxw42

The webcast will also be available on TerraForm Global's investor relations website: www.terraformglobal.com.
A replay of the webcast will be available for those unable to attend the live webcast.

About TerraForm Global

TerraForm Global is a renewable energy company that creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.

Safe Harbor Disclosure

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Global expects or anticipates will occur in the future are forward-looking statements. They may include financial metrics such as estimates of expected adjusted EBITDA, cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, financing arrangement and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements are based on TerraForm Global’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Global believes its respective expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related to the closing of the transactions contemplated by the merger agreement entered into with certain affiliates of Brookfield Asset Management Inc. and the consequences to the Company if the Brookfield transaction is not consummated; the settlement agreement entered into among the Company, SunEdison and certain of their respective affiliates to resolve, among other things, the intercompany claims between the Company and SunEdison in the SunEdison bankruptcy; the SunEdison bankruptcy, including our transition away from reliance on SunEdison for management, corporate and accounting services, employees, critical systems and information technology infrastructure, and the operation, maintenance and asset management of our renewable energy facilities; risks related to events of default and potential events of default arising under the indenture governing our senior notes and/or project-level financing; risks related to our potential execution of strategic alternatives; pending and future litigation; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; our ability to successfully identify, evaluate, and consummate acquisitions; government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs, environmental laws and policies affecting renewable energy; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward; our ability to compete against traditional and renewable energy companies; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages; and our ability to manage our capital expenditures, economic, social and political risks and uncertainties inherent in international operations, including operations in emerging markets and the impact of foreign exchange rate fluctuations, the imposition of currency controls and restrictions on repatriation of earnings and cash, protectionist and other adverse public policies, including local content requirements, import/export tariffs, increased regulations or capital investment requirements, conflicting international business practices that may conflict with other customs or legal requirements to which we are subject, inability to obtain, maintain or enforce intellectual property rights, and being subject to the jurisdiction of courts other than those of the United States, including uncertainty of judicial processes and difficulty enforcing contractual agreements or judgments in foreign legal systems or incurring additional costs to do so. Many of these factors are beyond TerraForm Global’s control.

TerraForm Global disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Global’s Form 10-K for the fiscal year ended December 31, 2016, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Adjusted Revenue

Adjusted Revenue (defined below) is a supplemental non-GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidating operating budget. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including revenue. Please see the Appendix Tables below for our definition of Adjusted Revenue and additional disclosure on the usefulness of Adjusted Revenue as a supplementary non-GAAP measure and on its limitations.

Adjusted EBITDA

Adjusted EBITDA (defined below) is a supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that we do not consider representative of our core business or future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income (loss). The presentation of Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by non-operating, unusual or non-recurring items. Please see the Appendix Tables below for our definition of Adjusted EBITDA and additional disclosure on the usefulness of Adjusted EBITDA as a supplementary non-GAAP measure and on its limitations.

Cash Available for Distribution (CAFD)

CAFD (defined below) is a supplemental non-GAAP measure of results from normal operations after debt service, payments to non-controlling interests, maintenance capital expenditures and other operating cash flows. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures, including net income, net cash provided by (used in) operating activities or any other measure determined in accordance with GAAP, nor is it indicative of funds available to meet our total cash needs. Please see the Appendix Tables below for our definition of CAFD and additional disclosure on the usefulness of CAFD as a supplementary non-GAAP measure and on its limitations.

Contacts:

Investors:

Brett Prior
TerraForm Global
investors@terraform.com

Media:

Meaghan Repko / Joseph Sala
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449

TERRAFORM GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating revenues, net	$67,427	$55,055	$186,413	$159,171
Operating costs and expenses:
Cost of operations	11,407	10,291	34,441	32,320
General and administrative	19,006	16,315	58,341	40,724
Acquisition, formation and related costs	15	139	15	10,227
Depreciation, accretion and amortization	16,235	13,374	52,545	40,971
Costs associated with shareholder litigation	33,000	—	33,000	—
Total operating costs and expenses	79,663	40,119	178,342	124,242
Operating (loss) income	(12,236)	14,936	8,071	34,929
Other expense (income):
(Gain) loss on the extinguishment of debt	(36)	5	6,731	(5,730)
Interest expense, net	29,121	33,159	88,578	95,797
(Gain) loss on foreign currency exchange	(7,114)	4,268	(30,051)	(21,963)
Other income, net	14	(6,762)	(8,218)	(19,793)
Total other expenses, net	21,985	30,670	57,040	48,311
Loss before income tax expense	(34,221)	(15,734)	(48,969)	(13,382)
Income tax expense	2,490	2,121	7,440	5,040
Net loss	(36,711)	(17,855)	(56,409)	(18,422)
Less: loss attributable to non-controlling interests	(13,416)	(4,944)	(21,020)	(1,976)
Net loss attributable to TerraForm Global, Inc. Class A common stockholders	$(23,295)	$(12,911)	$(35,389)	$(16,446)

Weighted average number of shares:
Class A common stock - Basic and Diluted	111,847	107,686	112,487	107,135
Loss per share:
Class A common stock - Basic and Diluted	$(0.21)	$(0.12)	$(0.31)	$(0.15)

TERRAFORM GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(36,711)	$(17,855)	$(56,409)	$(18,422)
Other comprehensive (loss) income:
Net foreign currency translation adjustments	6,392	3,668	(9,838)	42,450
Net unrealized (loss) gain on hedging instruments	(1,865)	(822)	106	(13,142)
Other comprehensive income (loss), net of tax	4,527	2,846	(9,732)	29,308
Total comprehensive (loss) income	$(32,184)	$(15,009)	$(66,141)	$10,886
Less: Comprehensive (loss) income attributed to non-controlling interest:
Net loss	(13,416)	(4,944)	(21,020)	$(1,976)
Net foreign currency translation adjustments	2,019	3,445	3,455	18,728
Net unrealized loss on hedging instruments	(1,248)	(550)	(71)	(8,799)
Comprehensive (loss) income attributed to non-controlling interest	(12,645)	(2,049)	(17,636)	7,953
Comprehensive (loss) income attributed to Class A common stockholders	$(19,539)	$(12,960)	$(48,505)	$2,933

TERRAFORM GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$631,635	$680,893
Current portion of restricted cash, including consolidated variable interest entities of $68,534 in 2017 and $64,786 in 2016	123,680	79,294
Accounts receivable, net	40,444	37,596
Prepaid expenses and other current assets, including consolidated variable interest entities of $79,379 in 2017 and $85,501 in 2016	92,603	102,555
Total current assets	888,362	900,338
Power plants, net, including consolidated variable interest entities of $375,039 in 2017 and $431,686 in 2016	1,345,793	1,355,362
Restricted cash	13,426	16,482
Intangible assets, net, including consolidated variable interest entities of $54,596 in 2017 and $56,077 in 2016	82,177	82,450
Deposit for acquisitions, net	46,243	48,274
Other assets	53,242	45,373
Total assets	$2,429,243	$2,448,279
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, including consolidated variable interest entities of $308,948 in 2017 and $314,928 in 2016	$320,355	$327,459
Accounts payable	12,573	12,009
Accrued expenses and other current liabilities, including consolidated variable interest entities of $42,907 in 2017 and $44,633 in 2016	163,835	119,179
Due to affiliates, net	13,987	16,084
Total current liabilities	510,750	474,731
Long-term debt, less current portion	763,529	758,609
Asset retirement obligations	11,668	10,310
Other long-term liabilities including consolidated variable interest entities of $48,155 in 2017 and $5,813 in 2016")	1,103	6,810
Deferred tax liabilities, including consolidated variable interest entities of $35,260 in 2017 and $40,817 in 2016	54,340	52,106
Total liabilities	1,341,390	1,302,566
Stockholders’ Equity:
Preferred stock, par value $0.01 per share, 50,000,000 shares authorized, no shares issued and outstanding at September 30, 2017 or December 31, 2016	—	—
Class A common stock, par value $0.01 per share, 2,750,000,000 shares authorized, 111,849,859 shares issued and outstanding at September 30, 2017, 113,253,681 shares issued and outstanding at December 31, 2016	1,147	1,132
Class B common stock, par value $0.01 per share, 200,000,000 shares authorized, 61,343,054 shares issued and outstanding at September 30, 2017 and December 31, 2016	613	613
Class B1 common stock, par value $0.01 per share, 550,000,000 shares authorized, no shares issued or outstanding at September 30, 2017 or December 31, 2016	—	—
Treasury stock	(6,215)	(4,739)
Additional paid-in capital	958,832	940,405
Accumulated deficit	(301,631)	(266,242)
Accumulated other comprehensive income	5,771	12,119
Total TerraForm Global, Inc. stockholders’ equity	658,517	683,288
Non-controlling interests	429,336	462,425
Total stockholders’ equity	1,087,853	1,145,713
Total liabilities and stockholders’ equity	$2,429,243	$2,448,279

TERRAFORM GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(56,409)	$(18,422)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred financing costs	1,284	7,824
Depreciation, amortization and accretion	52,545	40,971
Stock-based compensation expense	2,568	2,617
Change in fair value of interest rate swaps	2,949	5,854
Loss on disposal of property	967	—
Loss (gain) on extinguishment of debt	6,731	(5,730)
Unrealized gains on foreign currency, net	(39,278)	(22,549)
Deferred tax expense (benefit)	530	(1,118)
Other non-cash items	(2,674)	—
Changes in assets and liabilities:
Accounts receivable	(1,701)	110
Prepaid expenses and other current assets	7,613	3,254
Accounts payable, accrued expenses, and other current liabilities	(50,927)	(35,414)
Due to/from affiliates, net	(2,137)	(5,593)
Restricted cash from insurance proceeds	(50,000)	—
Shareholder Litigation accrual	83,000	—
Net cash used in operating activities	(44,939)	(28,196)
Cash flows from investing activities:
Capital expenditures	(2,801)	(66,384)
Change in restricted cash	8,336	63,144
Cash paid for acquisitions, net of cash acquired	—	(32,128)
Cash acquired upon FERSA consolidation	—	8,022
Returns from BioTherm escrow and deposits	5,317	5,507
Net cash provided by (used in) investing activities	10,852	(21,839)
Cash flows from financing activities:
Repayment of Revolver	—	(135,000)
Repayments of Senior Notes	—	(35,441)
Repayments of system debt financing	(9,462)	(33,102)
Net SunEdison investment	—	50,223
Dividends paid	—	(30,674)
Net cash used in financing activities	(9,462)	(183,994)
Net decrease in cash and cash equivalents	(43,549)	(234,029)
Effect of exchange rate changes on cash and cash equivalents	(5,709)	2,309
Cash and cash equivalents at beginning of period	680,893	922,318
Cash and cash equivalents at end of period	$631,635	$690,598

Appendix Table A-1: Reg. G: TerraForm Global, Inc.
Reconciliation of Operating Revenues to Adjusted Revenue (in thousands)

Adjusted Revenue
We define Adjusted Revenue as operating revenues, net adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable revenue contracts and other non-cash items. We disclose Adjusted Revenue as a supplemental non-GAAP measure because we believe it is useful to investors and other stakeholders in evaluating the performance of our renewable energy assets and comparing that performance across periods in each case without regard to non-cash revenue items. Adjusted Revenue has certain limitations in that it does not reflect the impact of these non-cash items of revenue on our performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including operating revenues, net.
The following table presents a reconciliation of operating revenues, net to Adjusted Revenue (in thousands):

	Three Months Ended, September 30, 2017	Three Months Ended, September 30, 2016
Operating revenue, net	67,427	55,055
Amortization of favorable and unfavorable rate revenue contracts, net (a)	327	220
Adjusted revenue	67,754	55,275
(a) Represents net amortization of favorable and unfavorable rate revenue contracts included within operating revenues, net.

Appendix Table A-2: Reg. G: TerraForm Global, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA to Cash Available for Distribution (in thousands)

We use a number of metrics and measures to evaluate our financial and operating performance. These metrics and measures also inform our strategic decision-making. These metrics and measures include U.S. GAAP performance and liquidity measures, including measures like revenue and net income (loss). They also include supplemental non-U.S. GAAP measures, including Adjusted Revenue, Adjusted EBITDA and CAFD. These supplemental non-GAAP measures and their limitations are discussed below. Because of the limitations described below, we encourage you to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted Revenue, Adjusted EBITDA and CAFD.
Adjusted EBITDA
We disclose Adjusted EBITDA because we believe Adjusted EBITDA is useful to investors and other interested parties as a measure of financial and operating performance and debt service capabilities. We believe Adjusted EBITDA provides an additional tool to investors and securities analysts to compare our performance across periods and among us and our peer companies without regard to interest expense, taxes and depreciation and amortization. In addition, Adjusted EBITDA is also used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget. We believe Adjusted EBITDA is useful as a planning tool because it allows our management to compare performance across periods on a consistent basis in order to more easily view and evaluate operating and performance trends and as a means of forecasting operating and financial performance and comparing actual performance to forecasted expectations. For these reasons, we believe it is also useful for communicating with shareholders, bondholders and lenders and other stakeholders. Because of the limitations described below, however, we encourage you to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted EBITDA.
We define Adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash affiliate general and administrative costs, acquisition related expenses, interest expense, gains (losses) on interest rate swaps, foreign currency gains (losses), income tax (benefit) expense and stock compensation expense, and certain other non-cash charges, unusual, non-operating or non-recurring items and other items that we believe are not representative of our core business or future operating performance.
Adjusted EBITDA is a supplemental non-GAAP financial measure. Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP. Moreover, Adjusted EBITDA has certain limitations and should not be considered in isolation. Some of these limitations are: (i) Adjusted EBITDA does not reflect cash expenditures or future requirements for capital expenditures or contractual liabilities or future working capital needs, (ii) Adjusted EBITDA does not reflect the significant interest expenses that we expect to incur or any income tax payments that we may incur, and (iii) Adjusted EBITDA does not reflect depreciation and amortization and, although these charges are non-cash, the assets to which they relate may need to be replaced in the future, and Adjusted EBITDA does not take into account any cash expenditures required to replace those assets. Adjusted EBITDA also includes, among other things, adjustments for goodwill impairment charges, gains and losses on derivatives and foreign currency swaps, acquisition related costs, and items that do not pertain to our core operations, including adjustments for general and administrative expenses we have incurred as a result of the SunEdison bankruptcy. These adjustments for items that we do not believe are representative of our core business involve the application of management judgment, and the presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by non-operating, unusual or non-recurring items.
Cash Available for Distribution
We disclose CAFD because we believe cash available for distribution is useful to investors in evaluating our operating performance and because securities analysts and other stakeholders analyze CAFD as a measure of our financial and operating performance and our ability to pay dividends. In addition, cash available for distribution is used by management for internal planning purposes and for evaluating the attractiveness of investments and acquisitions. Because of the limitations described below, however, we encourage you to review, and evaluate the basis for, each of the adjustments made to calculate CAFD.
We define “cash available for distribution” or “CAFD” as Adjusted EBITDA as adjusted for certain cash flow items that we associate with our operations. Cash available for distribution represents Adjusted EBITDA (i) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (ii) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (iii) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (iv) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (v) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee of our board of directors.
CAFD is a supplemental non-GAAP financial measure. Our definitions and calculations of CAFD may not necessarily be the same as those used by other companies. CAFD is not indicative of the funds needed by us to operate our business. It should not be considered as an alternative to net income (loss), operating income, net cash provided by operating activities or any other performance or liquidity measure determined in accordance with U.S. GAAP. CAFD has certain limitations and should not be considered in isolation. Some of these limitations are: (i) CAFD includes all of the adjustments and exclusions made to Adjusted EBITDA described above, including, but not limited to, not reflecting depreciation and amortization, and excludes certain other cash flow items that are not representative of our core business operations. These adjustments for items that we do not believe are representative of our core business involve the application of management judgment, and the presentation of CAFD should not be construed to imply that our future results will be unaffected by infrequent, non-operating, unusual or non-recurring items.
The following table presents a reconciliation of net income to Adjusted EBITDA to Cash Available for Distribution (in thousands):

	Three Months Ended, September 2017	Three Months Ended, September 2016

Net income	(36,711)	(17,855)
Add/(Subtract):
Interest expense, net	29,121	33,159
Income tax expense (benefit)	2,490	2,121
Depreciation, accretion and amortization expense	16,562	13,594
General and administrative expense - G&A (b)	9,057	9,994
Non-cash stock-based compensation	750	646
Acquisition, formation and related cost (c)	15	139
Costs associated with shareholder litigation (d)	33,000	—
Loss (gain) on foreign currency exchange, net (e)	(7,114)	4,268
Loss (gain) on extinguishment of debt, net	(36)	5
Other net loss (income)	14	(6,762)
Other non-operating expenses (f)	274	0
Adjusted EBITDA	47,421	39,308
Add/(Subtract):
Interest payment	(52,487)	(49,921)
Scheduled project level and other debt service and repayments	(1,942)	(2,790)
Cash distributions to non-controlling interests	—	—
Non-expansionary capital expenditures	(423)	(2,835)
Change in restricted cash (g)	5,284	4,258
BioTherm dividend receipt (h)	2,887	1,731
Settlement gain/(loss) on foreign currency exchange related to operations	(5,181)	(2,914)
Other (including interest income received) (i)	1,098	439
Cash available for distribution	(3,343)	(12,724)

b) In conjunction with the closing of the IPO in August 5, 2015, we entered into the MSA with SunEdison, pursuant to which SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. No cash consideration was paid to SunEdison for these services for the three months ended September 30, 2017 or three months ended September 30, 2016 and amount of general and administrative expense-affiliate in excess of the fees paid to SunEdison is treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In addition, non-operating items and other items incurred directly by TerraForm GLBL that we do not consider indicative of our core business operations will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA.  The Company’s normal operating general and administrative expenses of $6.4M for the three months ended September 30, 2017 and $5.4M for the three months ended September 30, 2016 are not added back in the reconciliation of net income (loss) to Adjusted EBITDA.

(c) Represents transaction related costs, including affiliate acquisition costs, associated with the acquisitions completed during the three months ended September 30, 2017 and the three months ended September 30, 2016 since such costs are considered to be paid for with financing sources. Additionally, includes formation and offering related fees and expenses and Formation and offering related fees and expenses - affiliate reflected in the consolidated statement of operations.

(d) Costs associated with shareholder litigation were $33.0 million for the three months ended September 30, 2017, which reflects the aggregate amount that the Company expects to pay in settlement costs and associated fees in connection with certain shareholder litigation against the Company, partially offset by insurance proceeds received by the Company as of September 30, 2017. The Company expects that the full amount of the costs associated with shareholder litigation will be funded through a combination of proceeds from existing insurance and litigation settlement proceeds available to the Company. However, there can be no assurance that there will be no out-of-pocket costs to the Company as a result of the shareholder litigation, or that the actual costs will not exceed the Company’s current expectations.

(e) Includes settled and unsettled gains and losses on foreign currency hedges related to operating and investing activities.
(f) Other charges and or non-operating items that we believe are not representative of our core business or future operating performance. For the three months ended September 30, 2017, includes $0.3M one-time transactional retentions not related to normal operational activities.

(g) Net change in restricted cash excludes impact of any foreign currency appreciation or depreciation during the three months ended September 30, 2017 or during the three months ended September 30, 2016.

(h) For the three months ended September 30, 2017, include $2.9M actual BioTherm receipts due to economic interest. For the three months ended September 30, 2016, includes $1.7M actual BioTherm receipts.

(i) For the three months ended September 30, 2017, includes net interest income of $2.2M and net withholding tax/other of ($1.1M). For the three months ended September 30, 2016, includes net interest income of $0.9M, and income tax payment/other of ($0.5M).